INDOOR HARVEST CORP. 8-K

Exhibit 10.3

Vice President Resignation Letter

John Zimmerman
10258 Timber Trail Drive

Dallas, TX 75229

Phone: (214) 878-1172

Email: john.zimmerman@harvestairllc.com

December 13, 2017

Board of Directors

Indoor Harvest Corp.

5300 East Freeway, Suite A

Houston, Texas 77020

Dear Board of Directors:

Please accept this letter as my formal notice of resignation as Vice President of Business Development for Indoor Harvest Corp, effective immediately. My resignation is not the result of any disagreements with the company, or it’s board of directors, on any matter relating to operations, policies (including accounting or financial policies) or practices. My resignation is purely a personal decision to devote most of my time and efforts on growing Harvest Air, LLC. I fully support the company’s current strategy and efforts related to the Tempe, AZ project, and subsequent Parachute, CO project, and I will remain a member of the Indoor Harvest Board of Directors to help make this strategy successful.

Sincerely,

/s/ John Zimmerman

John Zimmerman